UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2010
THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

15 Mountain View Road, New Jersey	07059

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 903-2000
Not Applicable

(Former name or former address, if changed since last report.)

Table of Contents
Item 5.07 Submission of Matters to a Vote of Security Holders.
Signatures

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders of The Chubb Corporation (the Corporation) was held on April 27, 2010. Matters submitted to shareholders at the meeting and the voting results thereof were as follows:
Election of Directors. The shareholders of the Corporation elected each of the director nominees proposed by the Corporation’s Board of Directors to serve until his or her successor is duly elected and qualified. The following is a breakdown of the voting results:

		VOTES
	VOTES	AGAINST/		BROKER
DIRECTOR	FOR	WITHHELD	ABSTENTIONS	NON-VOTES
Zoë Baird	259,484,859	2,882,344	0	23,951,403
Sheila P. Burke	258,461,827	3,905,376	0	23,951,403
James I. Cash, Jr.	259,060,070	3,307,133	0	23,951,403
John D. Finnegan	257,076,419	5,290,784	0	23,951,403
Martin G. McGuinn	261,250,169	1,117,034	0	23,951,403
Lawrence M. Small	258,739,397	3,627,806	0	23,951,403
Jess Søderberg	261,435,912	931,291	0	23,951,403
Daniel E. Somers	261,218,896	1,148,307	0	23,951,403
Karen Hastie Williams	258,888,103	3,479,100	0	23,951,403
James M. Zimmerman	261,242,961	1,124,242	0	23,951,403
Alfred W. Zollar	261,039,296	1,327,907	0	23,951,403
Appointment of Ernst & Young LLP as Independent Auditor. The shareholders of the Corporation ratified the appointment of Ernst & Young LLP as the Corporation’s independent auditor. The following is a breakdown of the voting results:

VOTES	VOTES		BROKER
FOR	AGAINST/WITHHELD	ABSTENTIONS	NON VOTES
283,982,107	2,149,782	186,717	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION
Date: April 28, 2010	By:	/s/ W. Andrew Macan
		Name:	W. Andrew Macan
		Title:	Vice President and Secretary